UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2016

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

Experience Art and Design is pleased to announce Metropolitan Dry Cleaners has executed a retainer agreement with Counsel to prepare its Form 10 for filing on or around January 17, 2017.  The filing will automatically go effective sixty (60) days later, although Metropolitan could still be in its comment period.  Once the Form 10 has been filed for Metropolitan, a Market Maker will file the Form 15c-211 with FINRA so the Company can begin trading.  Since Metropolitan will be filing a 15c-211 the Company can apply for an exemption to the 30-day $0.01 or above rule with OTC Markets.

Experience Art and Design will in one filing with FINRA change its name, ticker, and spinoff Metropolitan to its shareholders in a registered spinoff.  With the filing date just a few weeks away the record date for shareholders in EXAD to obtain shares of Metropolitan will be announced any day after December 26, 2016.  Due to the proximity of the 2016 year-end holidays, there needs to be sufficient time for a record date and pay date prior to the filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: December 21, 2016	/s/Derrick Lefcoe
Derrick Lefcoe
Chief Executive Officer